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COMMON STOCK PURCHASE WARRANT
EXERCISABLE UNTIL DECEMBER 14, 2007

NUMBER W	FOCAL FOCAL COMMUNICATIONS CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	WARRANTS CUSSIP 344155 11 4 W

THIS CERTIFIES THAT

is the registered holder of the number of Warrants specified above (the "Warrants") to purchase Common Stock, par value $.01 per share (the "Common Stock"), of Focal Communications Corporation, a Delaware corporation (the "Company").

        Each Warrant entitles the registered holder upon exercise on or before 5:00 p.m. New York City Time on December 14, 2007 to receive from the Company one fully paid and nonassessable share of Common Stock (each such share a "Warrant Share") at the initial exercise price (the "Exercise Price") of $2.34245 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        Warrants may be exercised at any time on or after the Issue Date and on or before 5:00 p.m., New York City Time on December 14, 2007 (the "Expiration Time"), and, to the extent not exercised by the Expiration Time, such Warrants shall become void.

        The Warrants evidenced by this Warrant Certificate are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

        The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Warrant Agent (including by cashless exercise pursuant to the provisions of the Warrant Agreement). In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment or payments shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

        The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will round such fractional interest to the nearest whole share as provided in the Warrant Agreement.

        The Warrant Agreement provides certain registration obligations of the Company with respect to the Common Stock issuable upon exercise of the Warrants. Warrant Certificates when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

        Upon due presentation for registration of transfer of this Warrant Certificate at the Office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to transferree(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

        IN WITNESS WHEREOF, Focal Communications Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affirmed.

DATED:	Countersigned and Registered: COMPUTERSHARE TRUST COMPANY OF NEW YORK
Senior Vice President, General Counsel and Secretary	FOCAL CORPORATE SEAL	President and Chief Executive Officer	By Transfer Agent and Registrar, Authorized Signature

ELECTION TO EXERCISE

        The undersigned irrevocably elects to exercise            * of the Warrants represented by this Warrant Certificate and to purchase for cash the shares of Common Stock of Focal Communications Corporation Issuable upon the exercise of said Warrants, and hereby makes an aggregate payment of $                  therefor. On the terms and conditions specified in this Warrant Certificate and the Warrant Agreement incorporated by reference herein, the undersigned hereby surrenders this Warrant Certificate.

Please issue the certificate for the shares of Common Stock in the name of, and pay any cash for any fractional share to:

Print or Type Name Street Address	Social Security or other identifying number City, State, Zip Code and, with respect to any unexercised Warrants evidenced by this Warrant Certificate, please issue a new Warrant Certificate to:

Print or Type Name Street Address	Social Security or other identifying number City, State, Zip Code
Date:	Signature (Signature must correspond in all respects to name of holder as specified on the face of the Warrant Certificate).
*
Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED,_______________________, the registered holder of this Warrant Certificate, hereby sells, assigns and transfers ___________________ ** of the Warrants represented by this Warrant Certificate unto:

Print or Type Name of Purchaser/Assignee/Transferee Street Address	Social Security or other identifying number City, State, Zip Code

and does hereby irrevocably constitute and appoint            the undersigned's attorney to make such transfer on the books of the Warrant Agent maintained for that purpose, with full power of substitution in the premises.

Date:	Signature (Signature must correspond in all respects to name of holder as specified on the face of the Warrant Certificate)

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17ad-15.
**
Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial sale, assignment or transfer, the portion thereof being sold, assigned or transferred), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

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COMMON STOCK PURCHASE WARRANT EXERCISABLE UNTIL DECEMBER 14, 2007
ELECTION TO EXERCISE
ASSIGNMENT